(e) Certification under Rule 466

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                          Certification under Rule 466

     The Depositary, Citibank, N.A., represents and certifies the following:

That is previously filed a Registration Statement on Form F-6 (Central Japan Railway Co. No. 333-139934) that the Commission declared effective, with terms of deposit identical to the terms of this Registration Statement (except for the number of Securities a Depositary Share represents).

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                           Citibank, N.A., as Depositary


                                           By: /s/Patricia Brigantic
                                               -----------------------------
                                               Name: Patricia Brigantic
                                               Title: Director & Counsel